Exhibit 99.1

AKIMBO FINANCIAL, INC.

Audited Financial Statements

December 22, 2014 and December 31, 2013

AKIN, DOHERTY, KLEIN & FEUGE, P.C.
Certified Public Accountants

AKIMBO FINANCIAL, INC.
Table of Contents
December 22, 2014 and December 31, 2013

Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Akimbo Financial, Inc.
San Antonio, Texas

We have audited the accompanying balance sheets of Akimbo Financial, Inc. as of December 22, 2014 and December 31, 2013, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Akimbo Financial, Inc. at December 22, 2014 and December 31, 2013, and the results of their operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Akin, Doherty, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, P.C.
San Antonio, Texas
February 13, 2015

AKIMBO FINANCIAL, INC.
BALANCE SHEETS

	December 22,	December 31,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$5,232	$9,498
Accounts receivable, net	-	2,483
Total current assets	5,232	11,981

Furniture and Equipment, net	1,892	2,577

Other Assets	15,000	15,000

Total Assets	$22,124	$29,558

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$-	$18,127
Accrued expenses	131	3,934
Accrued interest	210,180	74,540
Convertible notes payables	1,664,940	994,940
Demand notes payables	150,000	150,000
Total current liabilities	2,025,251	1,241,541

Stockholders’ Equity (Deficit):
Preferred stock, Series A, $0.01 par value, 485,715 shares
authorized; 449,913 issued and outstanding	4,499	4,499
Common stock, $0.01 par value, 5,000,000 shares authorized;
2,759,000 issued and outstanding	27,590	27,590
Additional paid-in capital	1,352,009	1,352,009
Accumulated deficit	(3,387,225)	(2,596,081)
Total stockholders’ equity (deficit)	(2,003,127)	(1,211,983)

Total Liabilities and Stockholders’ Equity (Deficit)	$22,124	$29,558

The accompanying notes are an integral part of these financial statements.

AKIMBO FINANCIAL, INC.
STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 22,	December 31,
	2014	2013

Revenues	$221,113	$100,214

Operating expenses:
Cost of services	361,882	284,551
Selling, general and administrative	513,772	610,246
Depreciation	955	1,084
Total operating expenses	876,609	895,881

Operating loss	(655,496)	(795,667)

Interest expense	(135,648)	(69,997)

Loss before income taxes	(791,144)	(865,664)
Income taxes	-	-

Net loss	$(791,144)	$(865,664)

Basic and diluted loss per common share:
Basic	$(0.31)	$(0.34)
Diluted	(0.31)	(0.34)

The accompanying notes are an integral part of these financial statements.

AKIMBO FINANCIAL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance at December 31, 2012	449,913	$4,499	2,759,000	$27,590	$1,352,009	$(1,730,417)	$(346,319)

Net loss for the year	-	-	-	-	-	(865,664)	(865,664)

Balance at December 31, 2013	449,913	4,499	2,759,000	27,590	1,352,009	(2,596,081)	(1,211,983)

Net loss for the year	-	-	-	-	-	(791,144)	(791,144)

Balance at December 31, 2014	449,913	$4,499	2,759,000	$27,590	$1,352,009	$(3,387,225)	$(2,003,127)

The accompanying notes are an integral part of these financial statements.

AKIMBO FINANCIAL, INC.
STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 22,	December 31,
	2014	2013
Operating Activities
Net loss	$(791,144)	$(865,664)
Adjustments to reconcile net loss to net cash
(used) by operating activities:
Depreciation	955	1,084
Non-cash stock based expenses	25,000	-
Changes in operating assets and liabilities:
Accounts receivable	2,483	(2,483)
Other assets	-	8,341
Accounts payable and accrued expenses	113,710	55,454
Net cash (used) by operating activities	(648,996)	(803,268)

Investing Activities
Purchases of furniture and equipment	(270)	(1,000)
Net cash (used) by investing activities	(270)	(1,000)

Financing Activities
Proceeds from notes payable	645,000	823,000
Payments on notes payable	-	(25,000)
Net cash provided by financing activities	645,000	798,000

Change in cash and cash equivalents	(4,266)	(6,268)
Cash and cash equivalents, beginning of year	9,498	15,766

Cash and Cash Equivalents, End of Year	$5,232	$9,498

Supplemental Disclosures
Cash paid for interest	$8	$1,345
Cash paid for income taxes	-	-

The accompanying notes are an integral part of these financial statements.

.
AKIMBO FINANCIAL, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
DECEMBER 22, 2014 AND DECEMBER 31, 2013

Note 1.  Description of Business and Summary of Significant Accounting Policies

Organization:  Akimbo Financial, Inc. (the Company) is a social payments provider and prepaid debit card program manager.  The Company markets that it has reinvented the way prepaid cards are used to assist consumers to stay on budget, manage allowances and share money with family and friends.  Akimbo has developed proprietary cardholder management web and universal mobile apps to find and share money with friends via social media platforms and e-mail, automatic card loads and manage multiple card accounts under the internet domain name https://akimbocard.com.

The Company accepted an offer to sell all of its assets on December 22, 2014 to Payment Data Systems, Inc.  See Note 10.  For purposes of these financial statements, the period of January 1, 2014 to December 22, 2014 is considered a “year”.

Use of Estimates:  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition:  Revenue consists primarily of fees generated through the electronic processing of payment transactions and is recognized as revenue during the period the transactions are processed.  The Company complies with ASC 605-45-45 and reports revenues gross as a principal versus an agent.  Revenues derived from prepaid card transactions that are authorized and captured through third-party networks are reported gross of amounts paid to the sponsor bank as well as interchange and assessments paid to credit card associations (Visa).  Sales taxes billed are reported directly as a liability to the taxing authority, and are not included in revenue.

Cash and Cash Equivalents: The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable: Accounts receivables are reported at outstanding principal.  An allowance was not required at December 22, 2014 and December 31, 2013.  The allowance is generally determined based on historical trends and an account-by-account review.  Accounts are charged off when collection efforts have failed and the account is deemed uncollectible.  The Company normally does not charge interest on accounts receivable.

Furniture and Equipment:  Furniture and equipment are stated at cost.  Depreciation is computed using accelerated methods over the estimated useful lives of the related assets, ranging from five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

Concentration of Credit Risk:  Financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents and accounts receivable.  The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent of balances in excess of amounts that are insured by the FDIC.  Accounts receivables potentially subject the Company to concentrations of credit risk as the outstanding balance is from one processor.

Fair Value of Financial Instruments:  Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and short-term borrowings are reflected in the accompanying financial statements at cost, which approximates fair value because of the short-term maturity of these instruments.

Note 1.  Description of Business and Summary of Significant Accounting Policies - continued

Impairment of Long-Lived Assets:  The Company periodically reviews, on at least an annual basis, the carrying value of its long-lived assets, including furniture and equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  To the extent fair value of a long-lived asset, determined based upon the estimated future cash inflows attributable to the asset, less estimated future cash outflows, is less than the carrying amount, an impairment loss is recognized.

Reserve for Processing Losses:  If a prepaid cardholder incurs a negative balance, the Company must bear the credit risk for the full amount of the transaction.  During the year ended December 22, 2014 and December 31, 2013, the Company charged $9,353 and $11,691, respectively, to cost of services. A reserve for losses is determined based on historical trends and an account-by-account review.  Based on this analysis, a reserve was not required at December 22, 2014 and December 31, 2013.

Advertising Costs:  Advertising is expensed as incurred. The Company incurred approximately $18,743 and $55,087 in advertising costs in 2014 and 2013, respectively.

Income Taxes:  The Company is taxed as a regular “C” corporation.  Deferred tax assets and liabilities are recorded based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.  Management is not aware of any tax positions that would have a significant impact on its financial position.  As with all businesses, the Company’s tax returns are subject to periodic examination.  The Company’s federal returns for the past four years remain open to examination.  The Company is subject to the Texas margin tax.

Earnings (Loss) Per Share: Basic and diluted earnings (loss) per common share are calculated by dividing earnings (loss) by the weighted average number of common shares outstanding during the period.

Note 2.  Furniture and Equipment

Furniture and equipment consists of the following:

	December 22,	December 31,
	2014	2013

Furniture and fixtures	$1,195	$1,195
Equipment	4,736	4,466
Total furniture and equipment	5,931	5,661
Less: accumulated depreciation	$(4,039.00)	$(3,084.00)

Net furniture and equipment	$1,892	$2,577

Note 3. Notes Payable

Notes payable consists of the following:

	December 22,	December 31,
	2014	2013

2012 Convertible Notes with interest at 10%, maturing
June 30, 2015, convertible into common stock after
qualifying event. See 2012 Convertible Notes below.	$869,940	$869,940

2013 Convertible Notes with interest at 9%, maturing
September 30, 2015, convertible into common stock after
qualifying event. See 2013 Convertible Notes below.	795,000	125,000

Demand Notes with interest at 7%, due to related parties.	150,000	150,000

Total notes payable	$1,814,940	$1,144,940

2012 Convertible Notes:  In 2012, the Company issued a series of convertible promissory notes.  Each note accrued interest at 8% per annum, compounded annually, and is convertible into common stock if the Company issues or sells shares of equity securities in a transaction or a series of transactions on or before the maturity date of the note in an equity financing no less than $1,000,000.  The outstanding principal balance of the notes will automatically convert in whole, without any action by the holder, into such equity securities at the conversion price equal to the lowest price per share paid by investors purchasing the equity securities in the qualified financing on the same terms and conditions given to the investor.  Any unpaid accrued interest will be converted with the same terms as the note.  The 2012 series of convertible notes were amended on July 31, 2013 to increase the interest rate to 9% per annum compounded annually and to extend the note maturity date to June 30, 2014.  A second amendment was entered on September 30, 2014 to increase the interest rate to 10% per annum compounded annually and to extend the maturity date to June 30, 2015.  During 2013, the Company issued an additional $337,325 of its 2012 Convertible Notes, all to related parties.  2012 Convertible Notes to related parties totaled $521,940 at December 22, 2014 and December 31, 2013.

2013 Convertible Notes:  In 2013, the Company issued a series of convertible promissory notes.  Each note accrued interest at 8% per annum, compounded annually, and is convertible into common stock if the Company issues or sells shares of equity securities in a transaction or a series of transactions on or before the maturity date of the note in an equity financing no less than $1,000,000.  The outstanding principal balance of the notes will automatically convert in whole, without any action by the holder, into such equity securities at the conversion price equal to the lowest price per share paid by investors purchasing the equity securities in the qualified financing on the same terms and conditions given to the investor.  Any unpaid accrued interest will be converted with the same terms as the note.  The 2013 series of convertible notes were amended on October 1, 2014 to increase the interest rate to 9% per annum compounded annually and to extend the note maturity date to September 30, 2015. During 2013 and 2014 the Company issued 2013 Convertible Notes to related parties totaling $275,000 of in 2013 and $150,000 in 2014.  2013 Convertible Notes outstanding to related parties totaled   $425,000 at December 22, 2014 and $275,000 at December 31, 2013.

Conversion:  On December 22, 2014, concurrent with the acquisition of the Company’s assets, all the outstanding debt was converted into common stock of Payment Date Systems, Inc.  See Note 10.

Note 4.  Stockholders’ Equity

Preferred Stock:  The Company has authorized a total of 485,715 shares of $0.01 per share par value Series A preferred stock.  Dividends accrue at a rate of 9.5% per annum, are cumulative whether or not declared, but shall be payable only when and if declared by the Board of Directors.  If dividends are declared for any other class of stock, preferred or common, a Series A preferred stock dividend will be calculated based on the formulas in the Certificate of Formation that would result in the highest  Series A preferred stock dividend.

Redemption Rights: Each share of Series A preferred stock shall be convertible, at the option of the shareholder, at any time and without payment of additional consideration, into common stock by dividing Series A original issue price by the Series A conversion price (initially $1.75).  The conversion price is subject to adjustment upon issuance of additional shares of common stock.

Mandatory conversion of Series A preferred stock is triggered upon either (a) the closing of the sale of shares of common stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a price which is not less than $1.75 per share and resulting in at least $25 million in gross proceeds, or (b) the date and time, or occurrence of an event, specified by vote or written consent of the holders of at least a majority of the outstanding shares of Series A preferred stock, (i) all outstanding shares of Series A shall automatically be converted into shares of common stock, at the then effective Series A conversion price, and (ii) such shares may not be reissued by the corporation.

Liquidation:  In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders prior and in preference to the holders of common stock and any other class or series of capital stock of the Company, an amount equal to the greater of (i) the sum of one times the Series A original purchase price (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the number of issued and outstanding shares of Series A preferred), plus any accruing dividends accrued but unpaid thereon, whether or not declared, together with any dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Series A preferred stock been converted into common stock immediately prior to such liquidation event or deemed liquidation event.

If upon any such liquidation event or deemed liquidation event, the assets of the Company available for distribution to its stockholders are insufficient to pay the holders of Series A preferred stock as above, the holders of Series A preferred stock shall share ratably in any distribution of all of the assets and funds legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Any remaining assets of the Company shall be distributed among the holders of Series A preferred stock and common stock, pro rata based on the number of shares held by each holder, treating for this purpose all such shares as if they had been converted to common stock pursuant to the terms of the Certificate of Formation.

Voting:  The holder of each share of Series A preferred stock shall have the right to one vote for each share of common stock into which such preferred stock could then be converted, and with respect to such vote, such holder shall have full voting rights and power equal to the voting rights and powers of the holders of common stock.

At December 31, 2013 and December 22, 2014, cumulative Series A preferred stock dividends totaling $153,985 and $226,938, respectively, had not been declared by the Board of Directors and, therefore, were not accrued on the balance sheet.

Note 5.  Operating Leases

The Company leases office space that houses its principal executive offices and operations on a month to month basis. Rental expense under the operating lease was approximately $10,300 and $19,500 for the years ended December 22, 2014 and December 31, 2013 respectively.

Note 6.  Income Taxes

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 22,	December 31,
	2014	2013
Gross deferred tax assets:
Net operating loss carryforwards, expiring
from 2030 to 2034	$3,040,000.00	$2,210,000.00
Amortization, deductible when realized	$277,000.00	$317,000.00

Net deferred tax assets	$3,317,000.00	$2,527,000.00

Expected tax benefit	$1,128,000.00	$859,000.00
Less valuation allowance	$(1,128,000.00)	$(859,000.00)

Deferred tax asset recorded	$-	$-

Management has reviewed its net deferred asset position, and due to the history of operating losses has determined that the application of a full valuation allowance at December 22, 2014 and December 31, 2013 is warranted.  If applicable, the Company would recognize interest expense and penalties related to uncertain tax positions.  As of December 22, 2014 and December 31, 2013, the Company had not accrued any interest or penalties related to uncertain tax provisions.

The reconciliation of federal income tax computed at the U.S. federal statutory tax rates to total income tax expense is as follows for the year ended:
	December 22,	December 31,
	2014	2013

Tax (benefit) at statutory rate – 34%	$(281,000.00)	$(307,000.00)
Permanent and other differences	$12,000.00	$12,000.00
	$(269,000.00)	$(295,000.00)
Change in valuation allowance	$269,000.00	$295,000.00

Income tax expense	$-	$-

Note 7.  Incentive Plan

The 2012 Long-Term Incentive Plan was approved by the Board of Directors and the shareholders to provide employees, directors and consultants, incentive stock options, nonqualified stock options and restricted stock awards.  The exercise price of each option shall be not less than 100% of the fair value of the common stock subject to the option on the date the option is granted  The Company reserved 300,000 share of its common stock for issuances pursuant to this Plan.  No awards have been granted under this Plan.

Note 8.  Earnings (Loss) per Share

Basic earnings (loss) per share (EPS) were computed using the weighted-average number of common shares outstanding during the periods.  Diluted earnings per share were computed using the number of common shares outstanding plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding.  Preferred stock, as converted and convertible notes are considered potentially dilutive common shares for the purpose of computing earnings per share.  A reconciliation of the numerator and denominator of basic and fully diluted earnings per share for each year as follows:

	December 22,	December 31,
	2014(1)	2013(1)
Numerator:
Numerator for basic and diluted earnings (loss) per share,
net income (loss)	(791,144.00)	(865,664.00)

Add preferred stock accrued dividends payable	(74,954.00)	(74,798.00)

Net income available for common stock	(866,098.00)	(940,462.00)

Denominator:
Denominator for basic and diluted earnings (loss) per share,
adjusted weighted average shares and outstanding	2,759,000.00	2,759,000.00

Basic and dilutive earnings (loss) per common share	(0.31)	(0.34)

(1) For the years ended December 22, 2014 and December 31, 2013, preferred stock as converted and Convertible Notes were excluded from the fully dilutive calculation as their effect would be anti-dilutive.

Note 9.  Legal Proceedings

From time to time, the Company may be involved in legal matters arising in the ordinary course of business. Management is not aware of any asserted claims, assessments or litigation as of the date of the Report of Independent Registered Public Accounting Firm.

Note 10.  Subsequent Event

The Company accepted an offer to sell all of its assets on December 22, 2014 to Payment Data Systems, Inc.  The transition agreement called for Payment Data Systems, Inc. to receive all revenue and be responsible for all costs of services, including operating expenses, up to a cumulative total of $300,000, for the period December 1, 2014 to December 22, 2014.  The Convertible Note holders agreed to accept common stock in Payment Data Systems, Inc. as settlement for the note balance plus accrued interest.  The holders of preferred stock also received common stock of Payment Data Systems, Inc. equal to the liquidation amount plus unpaid dividends.  Lastly, the common stockholders received common stock of Payment Data Systems, Inc.